UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	OTCQB® Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Thunder Power Holdings, Inc.  (the “Company”) was held on June 26, 2025. At the Annual Meeting, 46,369,365 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or approximately 65.56%, of the 70,724,664 issued and outstanding shares, as of June 6, 2025, the record date, entitled to vote at the Annual Meeting were present in person or by proxies.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Christopher Nicoll	46,339,750	29,615	--
Dr. Chen ChiWen	46,339,742	29,623	--
Mingchih Chen	46,338,805	30,560	--
Ferdinand Kaiser	46,339,788	29,577	--
Kevin Vassily	46,339,352	30,013	--

Proposal 2 – Ratification of the selection of Assentsure PAC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
46,347,718	13,117	8,530

Proposal 3 – Grant discretionary authority to the board of the directors (the “Board”) to (i) amend our certificate of incorporation to combine outstanding shares of our common stock, par value 0.0001 per share (the “Common Stock”) into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-one (1-for-1) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,126,747	242,178	440	--

Proposal 4 – Approve the issuance of Common Stock in an amount that exceeds 20% of the currently outstanding shares of common stock of the Company in connection with a Share Exchange Agreement, as amended, that the Company entered into.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,139,021	200,536	29,808	--

Pursuant to the foregoing votes, (i) Mr. Christopher Nicoll, Dr. Chen ChiWen, Mr. Mingchih Chen, Mr. Ferdinand Kaiser, and Mr. Kevin Vassily were elected to serve as the Company’s board of directors to hold office their successors are duly elected and qualified; (ii) Assentsure PAC was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) Board has the discretion to (a) amend our certificate of incorporation to combine outstanding shares of our common stock, par value 0.0001 per share (the “Common Stock”) into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-one (1-for-1) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion, and (b) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and (iv) the issuance of Common Stock in an amount that exceeds 20% of the currently outstanding shares of common stock of the Company in connection with a Share Exchange Agreement, as amended, that the Company entered into, were all approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: June 30, 2025	By:	/s/ Pok Man Ho
	Name:	Pok Man Ho
	Title:	Interim Chief Financial Officer

2